UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2007

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway, Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On September 26, 2007 Bank of the Ozarks, Inc. (the “Company”), through its bank subsidiary, Bank of the Ozarks (the “Bank”), assigned and transferred without recourse, to M. & C. Investments, LLC, an Arkansas limited liability company whose principal member is Danny Criner, an executive officer of the Company and President of the Northern Division of the Bank, a promissory note from a Bank customer having an outstanding principal balance of $225,253 and secured by a mortgage on real property. The obligors under the promissory note had jointly filed a voluntary petition in bankruptcy in the United States Bankruptcy Court in March 2007 and the property securing such promissory note was recently abandoned from such bankruptcy proceedings. In consideration for such transfer, M. & C. Investments, LLC paid Bank $233,920 cash, an amount equal to the sum of all principal and accrued interest and late fees due the Bank on the promissory note as of the date of assignment. The assignment transaction was unanimously approved by the Company’s and the Bank’s boards of directors on September 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: September 27, 2007	/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

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